                                   EXHIBIT 11


                       COMPUTATION OF EARNINGS PER SHARE

                 FOR THE THREE MONTHS ENDED SEPTEMBER 30, 1997



                                                                                               THREE
                                                                                               MONTHS
                                                                                            ------------
Primary
  Average share outstanding                                                                      888,093
  Net effect of dilutive stock options-based on the treasury stock
       method using average market price                                                          20,834
                                                                                            ------------

        Total                                                                                    908,927
                                                                                            ============

  Net income                                                                                $    110,683
                                                                                            ============
  Per share amount                                                                          $       0.12

Fully Diluted
  Average shares outstanding                                                                     888,093
  Net effect of dilutive stock options-based on the treasury stock method using the period-end market price, if higher than
       average market price                                                                       20,834
                                                                                            ------------

        Total                                                                                    908,927
                                                                                            ============

  Net income                                                                                $    110,683
                                                                                            ============
  Per share amount                                                                          $       0.12